UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2007

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 15, 2007, VIVUS, Inc. (the “Company”) announced that it had closed the previously announced transaction with KV Pharmaceutical Company (“KV”) for the grant of a sublicense of exclusive rights to certain patents and know how related to EvaMist pursuant to the Estradiol Development and Commercialization Agreement, by and among the Company, FemPharm Pty Ltd. and Acrux DDS Pty Ltd., dated February 12, 2004 (the “Acrux License”) and the sale of assets related to EvaMist (the “Transaction”).  EvaMist is an investigational metered dose transdermal estradiol spray being developed for the treatment of vasomotor symptoms associated with menopause.  Vasomotor symptoms (hot flashes) are reported to be among the most common medical complaints of women going through menopause.

At the closing, the Company received a cash payment of $10 million and the right to receive an additional $140 million cash payment upon the approval of the New Drug Application (“NDA”) for EvaMist by the U.S. Food and Drug Administration (the “FDA”).  The NDA for EvaMist is currently under review by the FDA. The Company had submitted the NDA to the FDA on September 29, 2006, with the PDUFA date being July 29, 2007.  KV will be responsible for $1.5 million of the $3.0 million product approval milestone payment due under the Acrux License upon FDA approval of the NDA. (The Company is also eligible to receive certain one-time milestone payments totaling to $30 million based on achieving certain sales milestones for EvaMist.) The Company incurred $3.5 million and $66,000 of research and development expense related to EvaMist in the year ended December 31, 2006, and the quarter ended March 31, 2007, respectively.

Under the terms of the Transaction, KV will be primarily responsible for the manufacturing, selling, and marketing of EvaMist.  The Company will maintain responsibility for regulatory affairs and expenses related to the NDA through its approval by the FDA, at which time regulatory responsibilities will transfer to KV.  KV will also assume all additional expenses and liabilities associated with EvaMist.  Other than the relationship concerning the Transaction, the Company has no material relationship with KV.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Federal securities laws and is subject to safe harbors created therein.  These forward-looking statements include, but are not limited to, those regarding the Company’s expectations regarding the likelihood and timing of the FDA’s review of the NDA and the payment of additional consideration pursuant to the Transaction.

These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements.  These risks and uncertainties include, among others, the risk that the FDA may not approve the NDA, that sales of EvaMist may never reach the stated sales milestones to trigger the payment of additional consideration and the risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2006 and periodic reports filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Form 8-K.

Item 9.01 — Financial Statements and Exhibits.

                        (d)  Exhibits.

Exhibit No.	Description
2.1†	Asset Purchase Agreement, by and among the Company and K-V Pharmaceutical Company, dated as of March 30, 2007.

† Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date:  May 21, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1†	Asset Purchase Agreement, by and among the Company and K-V Pharmaceutical Company, dated as of March 30, 2007.

† Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.